UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: June 16, 2006
(Date of earliest event reported)

SEQUIAM CORPORATION
(Exact Name of Registrant as Specified in Charter)

California	333-45678	33-0875030
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

300 Sunport Lane
Orlando, Florida 32809
(Address of Principal Executive Offices)

(407) 541-0773
(Registrant's telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

ྏ	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
ྏ	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
ྏ	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
ྏ	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure.

On Monday, June 19, 2006, 3:50 PM, at the St. Regis Hotel in New York City., Mark Mroczkowski, the Chief Financial Officer of Sequiam Corporation (the “Company”) will make a presentation at the 3rd Annual Rodman & Renshaw Security, Biodefense & Connectivity Investor Conference. The presentation, posted on the Company’s web site www.sequiam.com, includes discussion of Sequiam’s recent entry into commercial markets, new contracts with international customers, the demand for consumer biometric solutions, and the Company’s projections for future growth. A copy of the presentation is attached hereto as Exhibit 99.1 and is incorporated by reference into this Item 7.01. This information is furnished and not filed.

Certain of the information contained herein represents or is based upon forward-looking statements or information. The Company and its affiliates believe that such statements and information are based upon reasonable estimates and assumptions. However, forward-looking statements and information are inherently uncertain, and certain factors may cause actual events or results to differ from those projected. Therefore, undue reliance should not be placed on such forward-looking statements and information. The Company assumes no obligations to update these forward-looking statements to reflect actual results, changes in assumptions or changes in other factors affecting such statements.

Item 9.01	Financial Statements and Exhibits.

(a)	Financial Statements of Business Acquired.

Not applicable.

(b)	Pro Forma Financial Information.

Not applicable.

(c)	Exhibits.

99.1	Presentation (“Sequiam Corporation - Biometrics Is The Key”) presented at the June 19, 2006 3rd Annual Rodman & Renshaw Security, Biodefense & Connectivity Investor Conference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SEQUIAM CORPORATION
Date June 16, 2006	By:	/s/ Nicholas H. VandenBrekel
	Name:	Nicholas H. VandenBrekel
	Title:	Chief Executive Officer and President